Exhibit 99.1

Strategic Discussion - December, 2009

Safe Harbor Statement This presentation may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry as well as management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include projections about our future earnings and margins and speak only as of the date hereof. Such statements are based upon the information available to us now and are subject to change. We will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. The important factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, a downturn or leveling off of demand for our products due to the availability and pricing of competing products and technologies, quality issues and parts supplied by third parties, general market and political conditions, a domestic economic recession or slow down, the volume and pricing of product sales, our ability to control costs, intellectual property disputes, the effects of natural disasters and other events beyond our control and other factors including those detailed in BIOLASE's filings with the Securities and Exchange Commission including its prior filings on Form 10-K and Form 10-Q.

Topics Product Overview Benefits - Better Dentistry Strategic and Market Size New Approach Tactical Marketing 10/9/2007 3

Diode Laser Hard & Soft tissue Laser

Zone of Necrosis: The depth of tissue damaged around cut Waterlase: 5-10 Cell layers Diode laser: 15-25 Cell layers Scalpel: 100-300 Cell layers Electrosurgical Unit: 1000 - 1500 cell layers

Laser Surgery Changes the Healing Process Barrier Clot Inflammation Tissue Regeneration Tissue Remodeling Tissue Regeneration Tissue Remodeling Normal Healing Cascade Laser Wound Healing Cascade Injury Healing Complete Healing Complete

A bur vs laser cut on your enamel (hardest surface of the tooth) Visible microfractures Drill Waterlase SEM's courtesy of Loma Linda University School of Dentistry, Loma Linda, California, USA Bur cut Laser cut Note smooth smear layer of cut enamel and microfractures leads to bonding with smeared particles Laser cut gives increase in bond strength with bonding to the core tooth structure Scanning Electron Microscope Photographs at x5000

Why a Mechanical Drill Gets Dull? Metal Bur Fragments Left in Your Teeth Metal Bur Fragments Left in Your Teeth Metal Bur Fragments Left in Your Teeth Scanning Electron Microscope Photographs at x561 Bur fragments embedded in tooth structure SEM courtesy of University of Adelaide

10/9/2007 9 Introducing Waterlase MD Turbo! Comparable speed to high speed drill A top reason for historic delay in purchase

How the Waterlase MD Turbo Works Maximum power density is moved away from tip surface; Beam divergence is less with TURBO, making deep cutting easier. Actual aiming laser beam

Strategic Discussion Waterlase Domestic - Core Market Potential Current and Potential Short-Term Penetration Long-Term Core Market Goal Strategic Priorities Today Adoption Curves and Timing New Programs - Tactical Examples 10/9/2007 11

Waterlase Domestic Penetration If Every Dentist in America had a Waterlase $12 Billion Market - Our Largest Opportunity 10/9/2007 12 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion $12 Billion

Waterlase Domestic Penetration 3% of Domestic Dentists Have Waterlase Today Roughly $0.3 Billion Domestic Sales Primarily Over 6 Years 10/9/2007 13 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion 3% US Penetration Today

Waterlase Domestic Penetration Penetration Varies With Over 10% in Some Markets Potential $1.9 Billion - In 5 Years, $300MM Yr Avg. 10/9/2007 14 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion Penetration in various markets

Waterlase Domestic Penetration Long-Term Goal of Stretching Beyond Innovators and Early Adopters 10/9/2007 15 $0.3 Billion $1.6 Billion $4.1 Billion $4.1 Billion $1.9 Billion Penetration in various markets

Strategic Priorities Today Immediate in Q1: Stabilization with Schein Deal and Cash Generation Primary strategy today: Accelerate expansion of core product into the domestic market New products and product enhancements Applications and procedures Sales and marketing Supplemental: Diversification through business opportunities that require minimal resources /investment (existing IP and turnkey distributors) Pain management -- First Shipment November 16! International P&G Current Toothbrush Additional: Form key partnerships to leverage other opportunities that require more significant investment P&G for Additional Toothbrushes and Other Ophthalmology and other surgery Other Partnerships and Products in Dentistry to Leverage Brand 10/9/2007 16

Product Adoption Lines Not Straight When will the upswing come? Working to accelerate now Other environmental factors: Perio link to Medical Conditions Disinfection / Non-contact Preventative 10/9/2007 17 2006 2006 2008 2009 2010 20011 A? B?

ONLY Biolase Laser Technology Gives the Dentist a TOTAL SOLUTION. 10/9/2007 18

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10/9/2007 20

Ezlase Postcard 10/9/2007 21

Customer Rewards 10/9/2007 22

10/9/2007 23

Customer Letter - CEO Message 10/9/2007 24

Customer Letter - Contest 10/9/2007 25

Customer Letter - 2010 WCLI 10/9/2007 26

New Event Opportunities New Luminaries Added Education Venues Inclusion in School Programs Prototype Seminars like "Secrets of my Dental Success" 10/9/2007 27

Trade Shows - Greater New York - Reasons to Visit Biolase 10/9/2007 28

Reasons to Visit Biolase 10/9/2007 29

Summary 10/9/2007 30 Better Dentistry Speed Breakthrough Expansive Opportunity Medical Trends Pointing the Way Diversification Started at Biolase New Approach to Core Market First Quantifiable Turn Signal - 5X Lead Generation Early Q4

Thank You.